UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2017

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 944-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01              Regulation FD Disclosure.

The Company has sent to its shareholders a letter dated as of December 6, 2017 with respect to the disclosure set forth in Item 8.01.   This letter is attached to this report as Exhibit 99.1, and which is incorporated by reference herein.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Registrant under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Registrant that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant.

Item 8.01                                           Other Events

On December 6, 2017, the Registrant issued a press release announcing that the Registrant’s board of directors has approved a special cash dividend of $0.10 per common share payable on December 27, 2017, to stockholders of record as of the close of business on December 19, 2017.  A copy of the press release is attached hereto as Exhibit 99.2 .

Item 9.01                                           Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Shareholder Letter dated December 6, 2017
99.2	Press release dated December 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Shareholder Letter dated December 6, 2017
99.2	Press release dated December 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: December 7, 2017	By:	/s/ Nancy E. Graves
Nancy E. Graves
President and Chief Executive Officer